Exhibit 32.3
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.
This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies this Amendment No. 2 to the Annual Report on Form 10-K for the period ended December 31, 2025 (the “Form 10-K”) of CBIZ, Inc. (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.
I, Jerome P. Grisko, Jr., the President and Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 4, 2026	/s/ JEROME P. GRISKO, JR.
Jerome P. Grisko, Jr.
President and Chief Executive Officer